                                                               EXHIBIT 99.(D)(i)

                      MASTER INVESTMENT ADVISORY AGREEMENT

                                     BETWEEN

                             THE VANTAGEPOINT FUNDS

                                       AND

                      VANTAGEPOINT INVESTMENT ADVISERS, LLC

AGREEMENT, made the [ ] day of [ ] 1999, between the Vantagepoint Funds ("VF") and Vantagepoint Investment Advisers, LLC ("VIA").

                                    RECITALS

(1) VF is an open-end, diversified management investment company organized as a Delaware business trust and registered under the Investment Company Act of 1940. The VF is organized as a "series" investment company, and offers 13 distinct investment portfolios (the "Funds", each a "Fund").

(2) VIA has been established to provide investment advisory services to each VF Fund and to manage and supervise other investment advisers who provide such services to the Funds.

(3) VF and VIA wish to enter into this Master Investment Advisory Agreement (the "Agreement"), under which VIA will render investment advisory services to the Funds and manage and supervise other investment advisers who provide such services to the Funds and also will furnish operational support to each Fund. This Agreement includes payment provisions under which amounts are paid by VF to pay VIA for services and support rendered under this Agreement.

                                    AGREEMENT

                                    Article I

                                     GENERAL

SECTION 1.01 Definitions. Unless otherwise specifically provided herein, capitalized terms have the meanings ascribed in the Agreement and Declaration of Trust of the Vantagepoint Funds dated [DATE], as now or hereinafter amended.

                                   Article II

                  INVESTMENT ADVISORY AND MANAGEMENT SERVICES

SECTION 2.01 Appointment of Adviser. VF hereby appoints VIA to act as the investment adviser to VF and its Funds and to manage and supervise other investment advisers who provide services to VF under the terms and conditions set forth in this Agreement. VIA accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

SECTION 2.02 Duties Relating to the Funds. Subject to the supervision of the Board of Directors of VF, VIA shall manage the investment operations of the VF and the composition of each Fund's portfolios in accordance with its investment objectives, policies and restrictions set forth in the current prospectus and statement of additional information for VF and such additional guidelines as may be established from time to time by VF. In performing such services, VIA shall use its best informed judgment, and shall have the following responsibilities:

      (a) VIA shall supervise and direct each Fund's investments and shall have the discretion to determine from time to time what investments, securities, commodities or financial futures contracts or options thereon ("futures") will be purchased, retained, sold or lent by a Fund and what portion of its assets will be invested or held uninvested as cash;

      (b) Subject to the receipt of such approvals of the Board of Directors of VF and the shareholders of its Funds as may be required by law, VIA may discharge its responsibilities to VF and its Funds through the appointment of one or more subadvisers ("Subadvisers") as provided in Section 2.03 below to which it may delegate the responsibilities granted to it herein;

      (c) Subject to the limits set forth below, VIA may place orders, pursuant to its determinations as to what securities or other instruments should be purchased or sold on behalf of a Fund, with or through such persons, brokers, dealers or futures commissions merchants as it may select; VIA may delegate this authority to Subadvisers duly appointed by it;

      (cc) VIA shall furnish VF's Board of Directors such periodic and special reports as the Board may request, including reports on the nature and quality of services provided by Subadvisers. VIA shall provide such information as the Board of Directors may request and such information as shall be reasonably necessary to evaluate the terms of any investment advisory contract.

      (d) VIA may cause each Fund to keep such portion of its assets in cash or cash balances as VIA, from time to time, may deem to be in the best interest of such Fund without liability for interest thereon;

      (e) VIA shall maintain, and cause Subadvisers to maintain, books and records with respect to its and their services to the Funds in accordance with good practice, applicable federal and state securities laws, and such instructions as may be provided to it by VF from time to time;

      (g) VIA shall provide, or cause the Subadvisers to provide, to each custodian of the assets of, and accountant or bookkeeper for, each Fund, in a timely fashion all requisite information relating to transactions concerning the assets of VF.

      (h) VIA may, and may authorize Subadvisers to, unless specifically instructed to the contrary by the Board of Directors of the Fund, vote upon all general or specific proxies relative to stocks, bonds, or other securities held in VF, give general or specific powers of attorney with or without power of substitution; exercise any conversion privileges, subscription rights, or other options, and make any payments incidental thereto; oppose, or consent to, or participate in, any corporate reorganization or other changes affecting corporate securities, participate in any class action lawsuit the subject of which is a security (or issuer of a security) held by a Fund, and delegate discretionary powers, and pay any assessments or charges in connection therewith; and generally exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held as part of VF property;

SECTION 2.03 Subadvisers. Subject to the receipt of such approvals of the Board of Directors of VF and the shareholders of its Funds as may be required by law, VIA is authorized to enter into agreements on behalf of VF with Subadvisers under which the Subadvisers agree to perform all or any portion of the management and advisory duties with respect to all or any portion of the Funds of VF. In the event VIA enters into one or more such agreements, the VIA will retain the authority and responsibility to monitor and review the performance of each Subadviser. VIA may negotiate contracts that specify investment subadvisory fees and provide for payment of such fees directly by VF, and delegate to the Subadvisers responsibility for the day-to-day investment operations of the Funds with respect to which the Subadvisers are hired, including any or all of the responsibilities set forth in
Section 2.02 hereof, except the power to enter into contracts with Subadvisers. Each such contract with a Subadviser shall provide that it is terminable by VIA or the Board of Directors of VF or the shareholders of its Funds, without penalty, upon no more than 60 days notice to the Subadviser.

SECTION 2.04 Fund Design. VIA shall develop new Funds for VF responsive to the evolving needs of existing and potential Shareholders and shall periodically evaluate the objectives and performance of each existing Fund, and shall provide a recommendation to the Board of Directors of VF as to whether such Fund should continue to be offered or whether its objectives, policies, or strategies should be modified.

SECTION 2.05    Fees for Services. For the services to be provided under this
Article II, each Fund shall pay to VIA an advisory fee based upon its average daily net assets in the VF computed at the annual rates specified in the following table:

      Fund                          Annual Rate
      ----                          -----------
                              (as a % of Average Daily Net Assets)
      Aggressive Opportunities Fund       0.10%
      International Fund                  0.10%
      Growth Stock Fund                   0.10%
      Growth and Income Fund              0.10%
      Equity Income Fund                  0.10%
      Asset Allocation Fund               0.10%
      U.S. Treasury Securities Fund       0.10%
      Money Market Fund                   0.10%
      Overseas Equity Index Fund          0.05%
      Small/Mid Company Index Fund        0.05%
      Broad Market Index Fund             0.05%
      500 Stock Index Fund                0.05%
      Core Bond Index Fund                0.05%

Fees shall be calculated and accrued daily and paid monthly.

Fees charged by Subadvisers will be paid by the respective fund directly to such Subadvisers in accordance with the terms of Section 2.03.

                                   Article III

                               OPERATIONAL SUPPORT

SECTION 3.01            Office Space and General Services.

            (a) VIA shall provide VF with such office space as shall be required for the operation of the VF.

            (b) VIA shall furnish to each Fund such additional services and professional support to operate the Fund as the Board of Directors or the officers of VF shall from time to time specify.

SECTION 3.02 Reimbursement to VIA. Each Fund shall reimburse VIA on a monthly basis for the expenses, including costs of insurance, professional services, printing and mailing, office space and facilities and transportation, and other costs and expenses, incurred by VIA in providing operational support to such Fund pursuant to this Article III.

                                   Article IV

                                  OTHER MATTERS

SECTION 4.01 Billing Procedures. VIA will submit monthly an itemized statement of fees and expenses for services rendered to each Fund under this Agreement to the President of VF or his/her designee.

SECTION 4.02 Liability. VIA shall not be liable to VF or any Fund for any error of judgment or mistake of law or for any loss suffered by such Fund in connection with the matters to which this Agreement relates, except a loss resulting from misfeasance, bad faith or negligence on the part of VIA in the performance of its duties or from reckless disregard by it of its duties under this Agreement. Nothing in this Section 4.02 shall constitute a waiver by VF of any rights it or any Fund may have under applicable federal or state securities laws.

SECTION 4.03    Delivery of Documents by VF and VIA.

      (a) VF has delivered to VIA copies of each of the following documents and will deliver to it all future amendments and supplements thereto if any:

            (i) The Agreement and Declaration of Trust of the Vantagepoint Funds dated [DATE];

            (ii)   The By-laws of the Vantagepoint Funds; and

            (iii) Certified resolutions of the Board of Directors of the Vantagepoint Funds authorizing the appointment of VIA and approving this Master Agreement and authorizing the appointment of any Subadviser and approving the Agreement with such Subadviser; and

        (b) (i) VIA shall submit its audited financial statements to VF within 120 days of the close of each calendar year.

            (ii) VIA shall submit to VF VIA's current SEC Form ADV including Form ADV-Y2K, and shall submit to VF updated copies of Form ADV from time to time as updates occur.

SECTION 4.04    Effective Date, Duration and Termination.

      (a) This Agreement shall be effective with respect to each Fund on the date specified in the first sentence hereof and shall have an initial term of two (2) years. This Agreement shall continue automatically with respect to each Fund for successive periods of one calendar year upon the annual approval of the Board of Directors of VF, including a majority of those Directors of the Board of VF who are not "interested persons" as that term is defined in the Investment Company Act of 1940, or by a vote of the outstanding shares of such Fund.

      (b) This Agreement may be terminated with respect to a Fund by the Board of Directors of VF or shareholders of such Fund or VIA at any time, without the payment of any penalty, on sixty (60) days' written notice to the other party.

      (c) In the event this Agreement is terminated, each Fund shall pay to VIA any outstanding amounts payable under the terms of this Agreement that have accrued with respect to such Fund as of the effective date of termination.

SECTION 4.05 Assignment. This Agreement shall automatically terminate in the event of its assignment.

SECTION 4.06 Amendment. This Agreement may be amended only by an instrument in writing executed by both parties.

SECTION 4.07    Miscellaneous.

      (a) The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      (b) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (c) This Agreement supersedes any other agreement between the parties concerning the matters covered herein.

SECTION 4.08 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

AGREED:

THE VANTAGEPOINT FUNDS

By:
       ------------------------------

Title:
       ------------------------------

Date:
       ------------------------------


VANTAGEPOINT INVESTMENT ADVISERS, LLC

By:
       ------------------------------

Title:
       ------------------------------

Date:
       ------------------------------

                                                                  EXHIBIT D.(iv)


                        INVESTMENT SUB-ADVISORY AGREEMENT

       This Investment Sub-Advisory Agreement is made as of the __________ day of _______________, 1999 by and between VANTAGEPOINT INVESTMENT ADVISERS, LLC, a Delaware limited liability company (hereafter "Client"), and AVATAR INVESTORS ASSOCIATES CORP. at 900 Third Avenue New York, New York (hereafter "Adviser") and is effective as of______________ ,19 (the "Effective Date").

       WHEREAS, the Vantagepoint Funds (the "Funds") is a Delaware Business Trust registered as an open-end management investment company under the Investment Company Act of 1940;

       WHEREAS, Client is party to an Investment Adviser Agreement with the Funds for management of the investment operations of the Funds including the establishment and operation of investment portfolios for the Funds and the entering into of contracts with sub-advisers to assist in managing the investment of the Funds property;

       WHEREAS, Client and Adviser wish to enter into an agreement pursuant to which Adviser will provide such assistance to Client.

                                   AGREEMENTS:

       In consideration of the performance by the Adviser as Investment Adviser of certain assets held by the Funds, the Client has authorized the Adviser to manage the securities and other assets as follows:

1.     ACCOUNT

       The account with respect to which the Adviser shall perform its services shall consist of those assets of the Funds which the Client determines to assign to an account with the Adviser, together with all income earned by those assets and all realized and unrealized capital appreciation related to those assets (hereafter "Account"). From time to time, the Client may, upon notice to the Adviser, make additions to the Account and may, upon notice to the Adviser, make withdrawals from the Account.

2.     APPOINTMENT STATUS, POWERS OF ADVISER

       (a) Purchase and Sale. Client hereby appoints Adviser to manage the Account on the terms and conditions set forth in this Agreement. Subject to the restrictions set forth in this Agreement, and acting always in conformity with the Investment Policies provided in Paragraph 4, Adviser shall supervise and direct investment of the Account. Client hereby grants the Adviser complete, unlimited and unrestricted discretion and authority to select portfolio securities with respect to the Account including the power to acquire (by purchase, exchange, subscription or otherwise), to hold and dispose (by sale, exchange or otherwise). The Adviser will consult with Client, upon the request of the Client, concerning any transactions it makes with respect to the investment of the Account.

       (b) Limitation on Authority. Except as expressly authorized herein or hereafter from time to time, Adviser shall for all purposes be deemed an independent contractor and shall have no authority to act for or to represent the Client or the Funds in any way or otherwise to be an agent of the Client or the Funds.

       (c) Voting. Unless otherwise instructed by Client, Adviser shall have discretion to take any action or render any advice with respect to the voting of shares or the execution of proxies solicited from time to time by, or with respect to, the issuers of securities held in the Account. Adviser will report annually to Client regarding such voting.

       (d) Key Personnel. Adviser agrees that the following key personnel have primary responsibility with respect to the investment management of the Account. If the(se) individual(s) is unable to devote sufficient time to maintain primary responsibility of the Account, the Adviser must give Client written advance notice, or prompt notice within three (3) business days, of the name of the person designated by the Adviser to replace or supplement the individual(s). In addition, the Adviser will give Client prompt written notice of the replacement of any employee of the Adviser who has direct supervisory responsibility for the key personnel or who has responsibility for setting investment policy.

    Key Personnel:  Edward S. Babbitt, Jr.
                    Ted Theodore
                    Charles M. White

3.     ACCEPTANCE OF APPOINTMENT

       Adviser accepts the appointment as an investment adviser and agrees to use its best efforts and professional judgment to make timely investment transactions for the Client with respect to the investments of the Account, and to provide the other services required of the Adviser under the provisions of this Agreement.

4.     INVESTMENT POLICIES

       (a) Investment Objectives. The Adviser will adhere to the investment objectives, guidelines, restrictions, and liquidity requirements of the Funds as specified by the Client on SCHEDULE A hereto, and as restated or modified from time to time by the Client in written notice to the Adviser.

       (b) Funds' Agreement and Declaration of Trust. The Adviser will adhere to all specific provisions established in the Funds' Agreement and Declaration of Trust and Registration Statement as filed with the Securities and Exchange Commission on Form N-1A ("Registration Statement), both of which are hereby incorporated by reference and made a part of this Agreement. The Client shall give written notice to the Adviser of any amendments to the Agreement and Declaration of Trust or Registration Statement, which amendments, upon their receipt by the Adviser, shall be binding on the Adviser.

       (c) Investment Adviser Guidelines. The Adviser shall act in accordance with the specific statement of Investment Adviser Guidelines, SCHEDULE B, as restated or modified from time to time by the Client in written notice to the Adviser. The Client retains the right, on written notice to the Adviser, to modify any such objectives, guidelines, restrictions, and liquidity requirements in any manner at any time.

       (d) Conflict in Policies. If a conflict in policies or guidelines referenced herein occurs, the Registration Statement shall govern for purposes of this Agreement.

5.     CUSTODY, DELIVERY, RECEIPT OF SECURITIES

       (a) Custody Responsibilities. The Client shall designate one or more custodians to hold the Account. The Custodian, as designated by the Client will be responsible for the custody, receipt and delivery of securities and other assets of the Funds (including the Account), and the Adviser shall have no authority, responsibility or obligation with respect to the custody, receipt or delivery of securities or other assets of the Funds (including the Account). In the event that any cash or securities of the Funds are delivered to the Adviser, it will promptly deliver the same over to the Custodian, in the name of the Funds.

       (b) Securities Transactions. All securities transactions for the Account will be consummated by payment to or delivery by the Funds of cash or securities due to or from the Account. The Adviser will notify the Custodian of all orders to brokers for the Account by 9:00 am EST on the day following the trade date and will affirm the trade within one (1) business day after the trade date (T+1).

       (c) Tri-Party Agreement. The Adviser is authorized to enter into Tri-Party Repurchase Agreements and sign the standard PSA tri-party agreement (the "Tri-Party Agreement") on behalf of the Client and the subcustodian thereunder is authorized to act as a subcustodian for the Account's assets involved in any tri-party repurchase agreement pursuant to such Tri-Party Agreement.

6.     RECORD KEEPING AND REPORTING

       (a) Records. Adviser will maintain proper and complete records relating to the furnishing of services under this Agreement, including records with respect to the acquisition, holding and disposition of securities for Client. All records maintained pursuant to this Agreement shall be subject to examination by Client and by persons authorized by it at all times upon reasonable notice. Except as expressly authorized in this Agreement or as required by applicable law, regulation or order of court or as directed by other party in writing, Adviser and Client shall keep confidential the records and other information obtained by reason of this Agreement (including, with respect to Client, the investment information and transactions executed by Adviser). Upon termination of this Agreement, Adviser shall promptly, upon demand, return to Client all records Client reasonably believes are necessary in order to discharge its responsibilities to the Funds. Adviser shall be entitled to retain originals or copies of records pursuant to the requirements of applicable laws or regulations.

       (b) Quarterly Valuation Reports. Adviser shall use best efforts to provide to the Client within TEN (10) business days after the end of each calendar quarter a statement of the fair market value of the Account as of the close of such quarter together with an itemized list of the assets in the Account.

       (c) Valuation Methodology. For purposes of this Agreement, fair market value shall mean, as of a particular date, the value of the Account, plus income accrued thereon less the liabilities related to the assets in the Account. Adviser shall reconcile security and cash positions, and market values, and report discrepancies to the Client.

       (d) Loss Reimbursement. Adviser shall reimburse the Account for any loss caused by Adviser's actions that cause delay in the accurate daily pricing of the Fund(s), it being understood that Adviser shall not be responsible for such daily pricing.

       (e) Monthly Reports. Adviser shall provide the Client an itemized report as to the securities in the account, the fair market value thereof and the accrued income thereon within FOUR (4) business days after the end of each Calendar Month. The Adviser shall also use best efforts to provide, in writing, preliminary performance numbers and a brief explanation of these results within FIVE (5) business days after the end of each

Calendar Month. The requested format will be as mutually agreed by Adviser and Client. For purposes of this Agreement, fair market value shall mean, as of a particular date, the value of the Account plus income accrued thereon less the liabilities related to the assets in the Account.

       (f) Reports on Request. Adviser shall provide to Client promptly upon request any information available in the records maintained by Adviser relating to the Account.

7.     PURCHASE AND SALE OF SECURITIES

       (a) Selection of Brokers. Except to the extent otherwise instructed by Client, (it being understood that Client may, in its absolute discretion, direct portfolio transactions for which Adviser is responsible to any broker that Client may see fit), Adviser shall place all orders for the purchase and sale of securities on behalf of the Client with brokers or dealers selected by Adviser, but not with a person affiliated with Adviser, as the term "affiliated person" is defined in the Investment Company Act of 1940 (hereafter an "Affiliate").

       (b) Best Execution. In placing such orders, the Adviser will give primary consideration to obtaining the most favorable price and efficient execution. In evaluating the terms available for executing particular transactions for Client and in selecting brokers and dealers to execute such transactions, the Adviser may consider, in addition to commission cost and execution capabilities, the financial stability and reputation of brokers and dealers and the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided by brokers and dealers. Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Adviser determines that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer in discharging responsibilities with respect to the Account.

       (c) Bunching Orders. Client agrees that Adviser may aggregate sales and purchase orders of Account with similar orders being made simultaneously for other accounts managed by Adviser, if in Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Account taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. Client acknowledges that the determination of such economic benefit to Client by Adviser represents Adviser's evaluation that client is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

8.     INVESTMENT FEES

       (a) Fee Schedule. The compensation of the Adviser for its services under this Agreement shall be calculated and paid by the Client from the assets of the Account in accordance with SCHEDULE C hereto. The Adviser shall send a written invoice to the Client within 30 days of the quarter end and shall be duly compensated from the assets of the Account.

       (b) Fee Computation. The Adviser's fee shall be calculated as set forth in SCHEDULE C.

       (c) Fee Amendment. Fee rates may be changed from time to time by agreement between the Client and the Adviser; provided, however, that no increase in such rates shall be made during the first calendar year of this Agreement.

       (d) Pro Rata Fee. If the Adviser should serve for less than the whole of any calendar quarter, its compensation shall be determined as provided above on the basis of the ending market value of the Account in the month in which the termination occurs and shall be payable on a pro rata basis for the period of the calendar quarter for which it has served as Adviser hereunder.

9.     BEST EFFORTS; NON-EXCLUSIVITY OF SERVICES

       The Adviser shall devote its best efforts and such time as it deems necessary to provide prompt and expert service to the Client. The services of Adviser to be provided to Client hereunder are not to be deemed exclusive and Adviser shall be free to provide similar services for its own account and the accounts of other persons and to receive compensation for such services. Client acknowledges that Adviser and its members, Affiliates and employees, and Adviser's other clients may at any time, have, acquire, increase, decrease, or dispose of positions in the same investments which are at the same time being held, acquired for or disposed of under this Agreement for the Client. Adviser shall have no obligation to acquire or dispose of a position in any investment pursuant to this Agreement simply because Adviser, its directors, members, Affiliates or employees invest in such a position for its or their own accounts or for the account of another client.

10.    INSIDER TRADING POLICIES AND CODE OF ETHICS

       Adviser hereby represents that it has adopted policies that meet the requirements of Rule 17j-1 under the Investment Company Act of 1940. Copies of such policies shall be delivered to the Client, and any violation of such policies by personnel of the Adviser shall be reported to the Client.


11.    INSURANCE

       At all times during the term of this Agreement, Adviser shall maintain, at its own cost and expense, professional liability insurance for errors, omissions, and negligent acts, in an amount and with such terms as are standard in the financial services industry for an investment adviser managing the amount of aggregate assets managed by Adviser for Client and for the Adviser's other clients.

12.    LIABILITY

       Adviser shall not be liable to Client for honest mistakes of judgment or for action or inaction taken in good faith for a purpose that the Adviser reasonably believes to be in the best interests of the Client. Adviser shall be liable to Client for any liability, damages or expenses of Client arising out of the negligence, malfeasance or violation of applicable law by Adviser or any of its officers, employees or Affiliates in providing management under this Agreement. However, neither this provision nor any other provision of this Agreement shall constitute a waiver or limitation of any rights which Client may have under federal or state securities laws.

13.    TERM

       This Agreement shall be in effect for an initial term of two years beginning on the Effective Date. This Agreement may be renewed thereafter for successive one-year periods if such renewal is approved annually by the majority of those members of the Funds' Board of Directors who are not "interested persons" as that term is defined in the Investment Company Act of 1940.

14.    TERMINATION

       This Agreement may be terminated by either party hereto, without the payment of any penalty, immediately upon notice to the other in the event of a breach of any provision thereof by the party so notified, or otherwise by Adviser upon sixty (60) days' written notice to the Client or by Client upon 30 days' written notice to Adviser, except that this Agreement shall automatically terminate in the event of its assignment, as provided in Paragraph 19, at the discretion of the Client in the event of Adviser's ownership change as provided in Paragraph 19, or upon the termination of the Funds. Any termination in accordance with the terms of this Agreement shall not cause the payment of any penalty. Any such termination shall not affect the status, obligations or liabilities of any party hereto to the other.

15.    REPRESENTATIONS

       (a) Adviser hereby confirms to Client that Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, that it has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of Adviser has been duly authorized and, upon execution and delivery, this Agreement will be binding upon Adviser in accordance with its terms.

       (b) Client hereby confirms to Adviser that it has full power and authority to enter into this Agreement and that the execution of this Agreement on behalf of Client has been fully authorized and, upon execution and delivery, this Agreement will be binding upon Client in accordance with its terms.

16.    RECIPROCAL INDEMNIFICATION

       Client and Adviser each agree to indemnify and hold harmless the other and each of its officers, directors and employees against any and all losses, claims, damages, liabilities, or litigation (including reasonable attorney fees and other expenses) to which the indemnified party becomes subject, insofar as such matters arise out of, or are based upon, any material breach of this Agreement by the indemnifying party.

17.    NOTICES

       Notices or other notifications given or sent under or pursuant to this Agreement shall be in writing and be deemed to have been given or sent if delivered to the party at its address listed below in person or by telex or telecopy receipt of which is confirmed or by mail or by registered mail, return receipt requested. The addresses of the parties are:

                    CLIENT:
                    Vantagepoint Investment Advisers, LLC
                    Attention:  Legal Department
                    c/o ICMA Retirement Corporation
                    777 North Capitol Street, NE, Ste. 600
                    Washington, D.C. 20002-4240

                    ADVISER:
                    AVATAR Associates
                    Attention:  Charles M. White
                    900 Third Avenue
                    New York, New York 10022

       Each party may change its address by giving notice as herein required.

18.    SOLE INSTRUMENT

       This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

19.    WAIVER OR MODIFICATION

       No waiver or modification of this Agreement shall be effective unless reduced to a written document signed by the party to be charged. No failure to exercise and no delay in exercising, on the part of any party hereto, of any right, remedy, power or privilege hereunder, shall operate as a waiver thereof. Only the Chief Executive Officer, has authority on behalf of Client to modify or waive any of the provisions of the Agreement.

20.    ASSIGNMENT AND OWNERSHIP CHANGE

       This Agreement shall automatically terminate in the event of its assignment. Adviser agrees to provide immediate written notice in the event of an ownership change.

Such an ownership change will entitle, but not require, the Client to terminate the Agreement immediately or upon notice.

21.    COUNTERPARTS

       This Agreement may be executed in counterparts each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

22.    CHOICE OF LAW

       This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the State of Delaware without reference to principles of conflict of laws.

23.    YEAR 2000 WARRANTY

       Adviser warrants that it has taken all reasonable actions to ensure that all software or other information technology product used by Adviser or by Adviser's vendors, subcontractors, or agents, that is to be used in the performance of Adviser's obligations under this Agreement, is designed to be used prior to, during, and after the calendar year 2000 A.D., including without limitation making reasonable inquiries of its vendors and suppliers in order to ensure that said software or other information technology product will operate during such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

IN WITNESS WHEREOF, THE PARTIES HERETO EXECUTE THIS AGREEMENT ON           , 199
and make it effective on the date set forth.


CLIENT                                        ADVISER
Vantagepoint                                  AVATAR Investors Associates Corp.
Investment Advisers, LLC.

by:                                           by:


---------------------------------             ---------------------------------
(signature)                                   (signature)


---------------------------------            ----------------------------------
(name, title)                                 (name, title)


Date:                                         Date: